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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                -----------------

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Action of 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 6, 2002


                            PREMIER CLASSIC ART, INC.

             (Exact name of Registrant as specified in its charter)


           DELAWARE                   001-15591              22-3680581
(State or other jurisdiction of    (Commission File         (IRS Employer
incorporation or organization         Number)           Identification Number)

                        777 SOUTH HIGHWAY 101, SUITE 215
                         SOLANA BEACH, CALIFORNIA 92075
                    (Address of principal executive offices)

                                 (925) 855-3255
              (Registrant's telephone number, including area code)


                               1158 STAFFLER ROAD
                              BRIDGEWATER, NJ 08807
    (Registrant's former name or former address, if changed from last report)

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ITEM 1.  CHANGE IN CONTROL

           (a) Premier Classic Acquisition Corporation, a Delaware corporation ("Premier Acquisition Corporation"), a wholly-owned subsidiary of Premier Classic Art, Inc. (the "Registrant," "Premier" or the "Company"), merged with and into Parentech, Inc. ("Parentech"), a Delaware corporation, on November 6, 2002 (the "Merger"). Parentech is the surviving corporation in the Merger and, as a result of the Merger, became a wholly-owned subsidiary of Premier.

           As provided for in the Agreement and Plan of Merger and Reorganization (the "Merger Agreement") entered into between the Premier Acquisition Corporation, Premier and Parentech, the Merger resulted in the stockholders of Parentech receiving 1.5 shares of Premier common stock in exchange for each share of Parentech common or preferred stock they held. A total of 31,748,856 shares of Premier common stock were issued to Parentech stockholders in consummation of the Merger. Immediately following the Merger, Premier had 41,761,565 shares of common stock issued and outstanding excluding shares issuable upon exercise of stock options and conversion of shares of Series A Preferred Stock.

           In addition, the resignations of Charles F. Trapp and Louis A. Pistilli from the Board of Directors of Premier and from their positions as President and Chief Executive Officer and as Secretary of Premier, respectively, took effect upon the close of the Merger. By action taken by Premier's Board of Directors, upon the close of the Merger, Gerald Beemiller, Daniel P. Beharry, Scott D. Landow, Richard Rosenblum, Richard D. Propper and Charles R. Smith were appointed directors, and Scott D. Landow was appointed President and Treasurer of Premier and Daniel P. Beharry was appointed Secretary of Premier. All of the officers and directors of Parentech prior to the Merger continue in those roles with Parentech subsequent to the Merger.

           As a consequence of the Merger, the former stockholders of Parentech now own, collectively, a majority of the issued and outstanding shares of Premier common stock, although no individual or group of which Premier is aware is able to assert control over Premier. Specifically:

           Amount and Source of Consideration. The sole consideration paid by the former Parentech stockholders for the Premier common stock that they received in the Merger was their Parentech common stock. In addition, as a result of the Merger, Parentech assumed approximately $300,000 of liabilities from Premier.

           Basis of Control. As a result of the Merger, former stockholders of Parentech hold 31,748,856 shares of Premier common stock out of 41,761,565 issued and outstanding shares, or 76% of the issued and outstanding common stock of Premier. While the former Parentech stockholders now own more than a majority of the issued and outstanding shares of Premier, no individual stockholder holds enough shares to assert control over Premier, and Premier is not aware of any group of stockholders that is acting together in order to assert control over Premier.

           Date of Change in Control. The date of the change in control is the date of the Merger, November 6, 2002.

           Transactions Resulting in the Change in Control. The change in control was solely the result of the Merger.

           Percentage Ownership. The former stockholders of Parentech now own 76% of the issued and outstanding common stock of Premier. However, no single stockholder owns enough of Premier's common stock to assert control, and, to Premier's knowledge, there is no voting or other agreement among any stockholders that would enable them, acting as a group, to assert control over Premier.



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           Identity of Persons from Whom Control Was Assumed. Premier was not aware of any stockholder or group of stockholders that was able to assert control over Premier prior to the Merger. However, Charles F. Trapp and Joe Cool Collectables, Inc. each beneficially owned greater than 10% of the issued and outstanding common stock of Premier prior to the Merger. As a result of the issuance of stock to Parentech stockholders in the Merger, each beneficially owns less than 5% of the issued and outstanding common stock of Premier.

           Parentech Stock Options Assumed. Pursuant to the Merger Agreement, all outstanding but unexercised options to purchase shares of Parentech common stock, whether vested or unvested, were assumed by Premier at the time of the Merger and are now options to purchase shares of Premier common stock.

           (b) Information required by Item 403(c) of Regulation S-K. There is no information required to be disclosed pursuant to this requirement.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

           (a) As a result of the Merger between Premier Acquisition Corporation and Parentech on November 6, 2002, Parentech became a wholly-owned subsidiary of Premier. Parentech was incorporated in Delaware in February 2000 and is engaged in the business of designing, developing and marketing products that enhance the development and well-being of infants. Parentech will continue in the same business that it was engaged in prior to the Merger, and all of the officers and directors of Parentech in office at the time of the Merger continue in those roles with Parentech. Premier had no operations at the time of the Merger, and it is not expected at this time that it will engage in any operations subsequent to the Merger.

           Since ownership and operational control of Premier is considered to have passed to the stockholders and management of Parentech as a result of the Merger, Parentech is treated as the entity that acquired the assets of Premier for accounting purposes. In accordance with Statement of Accounting Standards No. 141, the acquisition of assets will be accounted for using the purchase method. More specifically:

           Description of the Assets. Because Premier had no assets at the time of the Merger, Parentech acquired no assets but did assume approximately $300,000 in liabilities from Premier as a result of the Merger. The amount of the foregoing asset and liability values were determined using book values as carried by Premier.

           Consideration. The sole consideration paid by the former Parentech stockholders for the Premier common stock that they received in the Merger was their Parentech common stock. A total of 31,748,856 shares of Premier common stock was issued to Parentech stockholders in consummation of the Merger. In addition, as a result of the Merger, Parentech assumed approximately $300,000 of liabilities from Premier. The amount of consideration issued was determined in the course of negotiations between the parties. Among other items, the parties considered the net worth, prospects for future success and the interests of stockholders and creditors of each of the respective parties to the Merger to determine the appropriate amount of consideration to be exchanged.

           Identity of the Party Acquiring the Assets. For accounting purposes, Parentech is considered the party that acquired the assets and assumed the liabilities of Premier.

           (b) Premier did not own any plant, equipment or other physical property at the time of the Merger, and as a result, Parentech did not acquire any plant, equipment or other physical property from Premier. Parentech's plant, equipment and other physical property will continue to be used in the business of designing, developing and marketing products that enhance the development and well-being of infants.



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ITEM 4.  CHANGES IN CERTIFYING ACCOUNTANT.

           (a) On November 15, 2002, Premier notified Weiner Goodman & Company, P.C. ("Weiner Goodman"), the principal accountants that were engaged to audit Premier's financial statements, that it had been dismissed as Premier's principal accountants. Weiner Goodman was engaged by Premier on September 1999 and issued reports on the financial statements of Premier from that time through the date of the filing of this report on Form 8-K. During the period subsequent to September 1999 and preceding Weiner Goodman's dismissal, there were no disagreements between Premier and Weiner Goodman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Weiner Goodman, would have caused Weiner Goodman to make a reference to the subject matter of the disagreement(s) in connection with its reports on Premier's financial statements. Premier requested a letter from Weiner Goodman as to whether Weiner Goodman agrees or disagrees with the above statements and received a response from Weiner Goodman that it agrees with the above statements. Weiner Goodman's response is filed as an exhibit to this report on Form 8-K.

           On November 18, 2002 Premier engaged Stonefield Josephson, Inc. ("Stonefield Josephson") to replace Weiner Goodman as Premier's new principal accountants to audit Premier's financial statements. The decision to change accountants from Weiner Goodman to Stonefield Josephson was recommended and approved by Premier's board of directors.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

           (a) The required financial statements of Parentech will be filed by amendment as soon as practicable.

           (b) The required pro forma financial information will be filed by amendment as soon as practicable.

           (c)  Exhibits.

               2.1 Agreement and Plan of Merger and Reorganization, dated November 6, 2002

               2.2 Certificate of Merger Merging Premier Classic Acquisition Corporation into Parentech, Inc., dated November 6, 2002

               16.1 Letter regarding Change in Certifying Accountant, dated
                    November 15, 2002

ITEM 8.  CHANGE IN FISCAL YEAR

           On November 6, 2002, as a result of the Merger, Premier changed its fiscal year end from May 31 to that of Parentech, which is December 31. In reliance on the U.S. Securities and Exchange Commission, Division of Corporation
Finance: Frequently Requested Accounting and Financial Reporting Interpretations and Guidance," dated March 31, 2001, Section III.F., Premier does not intend to file a transition report covering the period from May 31, 2002 through December 31, 2002 to reflect the change in fiscal year-end. Instead, periodic reports will be filed as they become due, based on the new fiscal year end of December 31.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                             PREMIER CLASSIC ART, INC.

Dated:     November 20, 2002                 By:  /s/ Scott D. Landow
                                             ----------------------------
                                             Scott D. Landow
                                             President



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                                  EXHIBIT INDEX


EXHIBIT NUMBER                 DESCRIPTION

      2.1      Agreement and Plan of Merger and Reorganization, dated
               November 6, 2002

      2.2 Certificate of Merger Merging Premier Classic Acquisition Corporation into Parentech, Inc., dated November 6, 2002

      16.1 Letter regarding Change in Certifying Accountant, dated November 15, 2002





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